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                                                                    EXHIBIT 23.1

                          CONSENT OF ERNST & YOUNG LLP

    We consent to the incorporation by reference in the following registration statements of our report dated January 29, 2002, with respect to the consolidated financial statements of USA Networks, Inc., as amended, and our reports dated January 29, 2002 with respect to the consolidated financial statements of Home Shopping Network, Inc. and Subsidiaries, as amended, and USANi LLC and Subsidiaries, as amended, included in the Current Report on Form 8-K/A dated March 1, 2002 for the year ended December 31, 2001, filed with the Securities Exchange Commission.

                                                           /s/ Ernst & Young LLP

                              COMMISSION FILE NO.

                            Form S-8, No. 333-03717
                            Form S-8, No. 333-18763
                            Form S-8, No. 333-34146
                            Form S-8, No. 333-37284
                            Form S-8, No. 333-37286
                            Form S-8, No. 333-48863
                            Form S-8, No. 333-48869
                            Form S-8, No. 333-57667
                            Form S-8, No. 333-57669
                            Form S-8, No. 333-65335
                            Form S-8, No. 033-53909
                            Form S-3, No. 333-81576
                            Form S-3, No. 333-68388
                            Form S-4, No. 333-68120

New York, New York
March 15, 2002

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